Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MBIA Inc. of our report dated March 1, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

New York, NY

February 11, 2022

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us